Execution Version

AMENDMENT
TO
MASTER REORGANIZATION AND SUBSCRIPTION AGREEMENT

THIS AMENDMENT TO MASTER REORGANIZATION AND SUBSCRIPTION AGREEMENT (this “Amendment”), dated as of February 13, 2019, is entered into by and among:
GNC China Holdco, LLC, a company established under the Laws of the State of Delaware, with company number 4798590, whose registered office is located at 160 Greentree Drive, Suite 101, Dover, Delaware 19904 (“GNC”),
GNC Hong Kong Limited, a company established under the Laws of Hong Kong, having its registered address at Level 28, Three Pacific Place, 1 Queen’s Road East, Hong Kong (the “HK Company”),
GNC (Shanghai) Trading Co., Ltd. (健安喜(上海)贸易有限公司), a company incorporated in the PRC, with unified social credit code 913100005727431338, whose registered office is located at Unit 1001, 1002 and 1005 of Building No. 10, No. 218 Xizang South Road, Huangpu District, Shanghai, China (the “WFOE”),
GNC Holdings, Inc., a company established under the Laws of the State of Delaware, with company number 4295780, whose registered office is located at 160 Greentree Drive, Suite 101, Dover, Delaware 19904 (“GNC Holdings”), solely for purposes of Section 5.9, Section 10.11 and Section 10.12,
Harbin Pharmaceutical Group Co., Ltd., a company incorporated in the PRC with company number 91230199128175037N, whose registered office is located at No.68, Limin West Fourth Street, Limin Development Zone, Harbin, People’s Republic of China (“Hayao Parent”); and
Harbin Pharmaceutical Hong Kong II Limited, a company established under the Laws of Hong Kong, having its registered office at c/o 28/F., CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong (“Hayao”).
Each a “Party” and collectively the “Parties”. Reference is made to that certain Master Reorganization and Subscription Agreement (as amended hereby, and from time to time hereafter, the “Master Agreement”), dated as of November 7, 2018, by and among the Parties. Terms defined in the Master Agreement and not otherwise defined herein are used with the meaning so defined in the Master Agreement.
WHEREAS, pursuant to Section 10.4 of the Master Agreement, the Parties desire to amend, and do hereby amend, the Master Agreement as set forth herein.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained in the Master Agreement and contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
1.1    Representations and Warranties. Each Party represents and warrants to the other Parties that this Amendment (i) has been duly and validly executed and delivered by such Party and (ii) assuming the due authorization, execution and delivery by the other Parties, constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.
1.2    Certain Terms.
(a)    Recital (I) of the Master Agreement is hereby amended by inserting the word “PRC” immediately prior to the words “Closing Date”.
(b)    Section 2.2, Section 8.11.4 and the last sentence of Section 7.4 of the Master Agreement are hereby amended by deleting the word “Closing” and inserting, in lieu thereof, the words “the PRC Closing” in each place such word appears therein.
1.3    Sections 2.4 and 2.5: Closing and PRC Closing.
(a)    Section 2.4.1 of the Master Agreement is hereby amended by deleting the word “Share Subscriptions” and inserting, in lieu thereof, the words “HK Share Subscription” in each place such words appears therein.
(b)    Section 2.4.2 of the Master Agreement is hereby amended and restated in its entirety as follows:
“2.4.2    At least three (3) Business Days prior to the Closing, GNC and the HK Company shall designate a bank account of the HK Company to Hayao in writing to receive the HK Subscription Price.”
(c)    Article II of the Master Agreement is hereby amend by inserting the below as Section 2.5 thereof:
“2.5    PRC Closing.
2.5.1    The closing of the PRC Share Subscription (the “PRC Closing”) shall take place at the offices of Latham and Watkins, Hong Kong office at 18th Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong (or at any other place as agreed in writing by Hayao Parent and GNC) on the fifth (5th) Business Day following the date on which all conditions to the PRC Closing under Section 4.3 hereof have been waived or satisfied (other than those conditions that, by their nature, are satisfied contemporaneously with PRC Closing) (or at such other time as agreed in writing by Hayao Parent and GNC) (the date on which the PRC Closing occurs, the “PRC Closing Date”). On the PRC Closing Date:
(a)    GNC and the HK Company shall do or procure the carrying out of all those things listed in Section III of Appendix C; and

(b)    Hayao and Hayao Parent, as applicable, shall do or procure the carrying out of all those things listed in Section IV of Appendix C.
2.5.2    At least three (3) Business Days prior to the PRC Closing, GNC shall, and shall cause the PRC JV to, designate a bank account of the PRC JV to Hayao Parent in writing to receive the PRC Subscription Price.
2.5.3    All documents and items delivered and payments made in connection with PRC Closing shall be held by the recipient to the order of the Person delivering them until such time as PRC Closing takes place.”
1.4    Conditions to Closing.
(a)    Section 4.1 and Section 4.2 of the Master Agreement is hereby amended by deleting the word “Share Subscriptions” and inserting, in lieu thereof, the words “HK Share Subscription” in the first sentence therein.
(b)    Sections 4.1.4, 4.1.5, 4.1.7, 4.2.4 and 4.2.5 of the Master Agreement are hereby amended and restated in their entirety as follows:
“[RESERVED].”
(c)    Section 4.1.11 of the Master Agreement is hereby amended by inserting the words “(other than those to be completed at the PRC Closing)” after the words “Bankruptcy Remote Actions”.
(d)    Article IV of the Master Agreement is hereby amend by inserting the below as Sections 4.3 and 4.4 thereof:
“4.3     Conditions to Hayao and Hayao Parent’s Obligation to the PRC Closing. The obligation of Hayao and Hayao Parent to consummate the PRC Share Subscription is subject to each of the following conditions being satisfied (or waived in writing by Hayao Parent) on or prior to the PRC Closing:
4.3.2    The PRC JV shall have been formed in accordance with Section 1.1.
4.3.3    The PRC Business Assets and Liabilities shall have been transferred to the PRC JV in accordance with Section 1.2.
4.3.4    The PRC JV shall have taken all necessary action to set the size of the initial PRC Board at five (5) Directors and to permit Hayao Parent to appoint three Directors in accordance with the PRC Shareholders Agreement, effective from the PRC Closing Date.
4.3.5    GNC, the WFOE and the HK Company shall have delivered or caused to be delivered to Hayao or Hayao Parent, as applicable, the documents and certificates listed in Section III of Appendix C.

4.3.6 The government authorizations from any Governmental Entity in any jurisdiction that are required to enter into or consummate the Transaction Documents regarding each of (i) GNC and/or its Affiliates, (ii) any Group Company, and (iii) Hayao, Hayao Parent and/or their respective Affiliates as set out on Schedule 4.3.6 (together, the “Regulatory Approvals”) shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any such Governmental Entity shall have occurred.
4.3.6 The consents, waivers, approvals, novations and authorizations set forth on Schedule 4.1.10 that are required to consummate transactions contemplated by the Transaction Documents regarding each of (i) GNC and/or its Affiliates; (ii) any Group Company; and (iii) Hayao, Hayao Parent and/or their respective Affiliates (together, the “Required Consents”) shall have been obtained and not withdrawn and be in full force and effect on the Closing Date.
4.3.8    The Bankruptcy Remote Actions shall have been completed in accordance with Section 5.9.
4.4    Conditions to GNC, the HK Company and the WFOE’s Obligation to the PRC Closing. The obligation of GNC, the WFOE and the HK Company to consummate the PRC Share Subscription are subject to each of the following conditions being satisfied (or waived in writing by GNC) on or prior to PRC Closing:
4.4.1     Each of Hayao and Hayao Parent shall have delivered or caused to be delivered to GNC, the WFOE and the HK Company the documents and certificates to be delivered by Hayao and Hayao Parent, as applicable, which are listed in Section IV of Appendix C.
4.4.2    The PRC JV shall have been formed in accordance with Section 1.1.
4.4.3    The PRC Business Assets and Liabilities shall have been transferred to the PRC JV in accordance with Section 1.2.1.”
1.5    Article V – Pre-Closing Covenants.
(a)    Section 5.1 of the Master Agreement is hereby amended and restated in its entirety as follows:
“Commercially Reasonable Efforts; Notices and Consents. Subject to the terms and conditions of this Agreement, from the date of this Agreement to the later of the Closing and the PRC Closing, or the earlier termination of this Agreement pursuant to Article VII, each of the Parties hereto shall use its commercially reasonable efforts to take or cause to be taken all actions, to file or cause to be filed all documents, to give or cause to be given all notices to Governmental Entities or other Persons, to obtain or cause to be obtained all authorizations, consents, waivers, approvals, Permits or Orders from Governmental Entities or other Persons, and to do or cause to be done all other things necessary, proper or advisable, in order to (i) consummate and complete the Reorganization, and (ii) consummate and make effective the transactions contemplated hereunder and under other Transaction Documents (including satisfaction, but not waiver, of the conditions to the Closing and the PRC Closing set forth in Article IV).”
(b)    Section 5.9 of the Master Agreement is hereby amended and restated in its entirety as follows:
“Bankruptcy Remote Actions. Prior to the Closing or the PRC Closing, as applicable, GNC Holdings shall cause its wholly owned Subsidiaries GNC Intellectual Property Holdings, LLC (“GNC IP”) and GNC Intermediate IP Holdings, LLC (“GNC Intermediate”, and together with GNC IP, the “Bankruptcy Remote Entities”) to (a) appoint an “Independent Director” (as defined in the Amended and Restated Limited Liability Company Agreement of GNC IP, as amended, and the Amended and Restated Limited Liability Company Agreement of GNC Intermediate, as amended) to the board of directors of each Bankruptcy Remote Entity, which “Independent Director” shall be designated by Corporation Service Company, and (b) issue Class B Member Interests (as defined in the Second Amended and Restated Limited Liability Company Agreement of GNC IP) of GNC IP to the HK Company and, prior to the PRC Closing, Class B Member Interests (as defined in the Second Amended and Restated Limited Liability Company Agreement of GNC Intermediate) of GNC Intermediate to the PRC JV (the actions in clauses (a) and (b), the “Bankruptcy Remote Actions”).”
(c)    Article V of the Master Agreement is hereby amend by inserting the below as Section 5.11 thereof:
“Delayed PRC Closing. In the event the Closing occurs prior to the PRC Closing (the period between the Closing and the PRC Closing, the “Interim Period”), the WFOE shall, and Hayao and the HK Company shall cause the WFOE to, use its reasonable best efforts to consummate the Reorganization and take such other actions as the said parties may deem reasonably necessary to cause the conditions to the PRC Closing set forth in Sections 4.3 and 4.4 to be satisfied and otherwise cause the PRC Closing to occur.
1.6    Section 7.2 – Termination.
(a)    Section 7.2 of the Master Agreement is hereby amended by replacing the first use of the word “Closing” with the words “later of the Closing and the PRC Closing”.
1.7    Article VIII – Indemnification.
(a)    Section 8.1.2 of the Master Agreement is hereby amended by inserting the words “(to the extent such breach occurs prior to the Closing)” after the words “HK Company”.
(b)    Section 8.11 of the Master Agreement is hereby amended by inserting the words “(or the PRC Closing, as applicable )” after the first use of the word “Closing”.

(c)    Section 8.11.3 of the Master Agreement is hereby amended and restated in its entirety as follows:
“The provisions of and the limited remedies provided in this Article VIII were specifically bargained for among the Parties and were taken into account by the Parties in arriving at the HK Subscription Price and the PRC Subscription Price;”
1.8    Appendix C: Completion Obligations. Appendix C to the Master Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.
1.9    No Other Amendments. Except for the amendments expressly set forth in this Amendment, the Agreement shall remain unchanged and in full force and effect.
1.10    Miscellaneous. Article IX, Article XI, Sections 10.1 through 10.8 and Section 10.10 of the Master Agreement are incorporated herein by reference and shall apply mutatis mutandis to this Amendment.
[Signatures Pages Follow]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed on its behalf by its representative thereunto duly authorized all as of the date first written above.

GNC Hong Kong Limited
By:
    Name:
    Title:
GNC China Holdco, LLC
By:
    Name:
    Title:
GNC (Shanghai) Trading Co., Ltd.
By:
    Name:
    Title:
Harbin Pharmaceutical Hong Kong II Limited
By:
    Name:
    Title:
GNC Holdings, Inc., solely for purposes of Sections 5.9, 10.11 and 10.12
By:
    Name:
    Title:
Harbin Pharmaceutical Group Co., Ltd.
By:
    Name:
    Title:

APPENDIX C
COMPLETION OBLIGATIONS

I.	GNC AND THE HK COMPANY’S OBLIGATIONS AT CLOSING

A.	At or prior to Closing, GNC and the HK Company shall:

1.	deliver to Hayao or Hayao Parent, as applicable, or procure the delivery to Hayao or Hayao Parent, as applicable, of:

a.	in respect of HK Subscription Shares, original share certificates in respect of all of the HK Subscription Shares in the name of Hayao (or its nominees);

b.	a counterpart of the Transaction Documents to be entered into at Closing duly executed by the relevant parties other than Hayao and/or its Affiliates;

c.
a certificate addressed to Hayao dated as of the Closing Date and signed by the respective duly authorized representatives of GNC and the Company certifying that the conditions set forth in Sections 4.1.1 and 4.1.2 have been satisfied; and

d.	a copy of the Amended Articles appropriate for filing with the Hong Kong Companies Registry.

2.	procure that Board resolutions and resolutions of shareholders, where required, of the HK Company are passed and deliver a copy of each such resolutions to Hayao:

a.	approving the execution, delivery and performance by the HK Company of the Transaction Documents to which it is a party, and the transactions contemplated thereunder;

b.
approving the increase in share capital, the allotment and issuance of the HK Subscription Shares to Hayao, and the registration, in the register of members, of Hayao as the holder of the shares concerned;

c.
appointing as Directors such Persons as Hayao may nominate, such appointments to take effect on Closing, and authorizing the registration in the register of directors of the HK Company of the such Directors nominated by Hayao; and,

d.	approving the Amended Articles;

II.	HAYAO AND HAYAO PARENT’S OBLIGATIONS AT CLOSING

A.	At or prior to Closing, Hayao and/or Hayao Parent, as applicable, shall:

1.	pay the HK Subscription Price to the HK Company as provided in Section 2.3.

2.	deliver to the HK Company and GNC:

a.	a share subscription application for the HK Subscription Shares duly executed to enable title to all of the HK Subscription Shares to pass to the name by Hayao (or its nominees);

b.	a counterpart of the Transaction Documents to be entered into at Closing duly executed by Hayao and/or its Affiliates; and

c.	a copy of a board resolution of Hayao approving for subscription for the HK Subscription Shares and the execution by Hayao of the Transaction Documents to be entered into at Closing.

III.	GNC’S OBLIGATIONS AT THE PRC CLOSING

A.	At or prior to the PRC Closing, GNC shall:

1.	deliver to Hayao or Hayao Parent, as applicable, or procure the delivery to Hayao or Hayao Parent, as applicable, of:

a.
in respect of PRC Subscription Capital, (i) a copy of the new business license of PRC JV showing the total amount of its registered capital after the PRC Capital Subscription; and (ii) the registration record of PRC JV issued by AMR and the filing record of PRC JV issued by Filing Authority, both showing Hayao Parent’s subscription and holding of the PRC Subscription Capital; and

b.	a counterpart of the Transaction Documents to be entered into at the PRC Closing duly executed by the relevant parties other than Hayao and/or its Affiliates.

2.	procure that board resolutions and shareholder resolution, where required, of the PRC JV are passed and deliver a copy of each such resolutions to Hayao Parent:

a.	approving the execution, delivery and performance by PRC JV of the Transaction Documents to be entered into at the PRC Closing to which it is a party, and the transactions contemplated thereunder;

b.	approving the increase in registered capital, the issuance of the PRC Subscription Capital to Hayao Parent;

c.
appointing as Directors such Persons as Hayao Parent may nominate, such appointments to take effect at the PRC Closing, and authorizing the registration of such Directors nominated by Hayao Parent with AMR; and,

d.	approving the new Articles of PRC JV.

3.
procure that board resolutions and resolutions of shareholders, where required, of GNC and, if applicable, of GNC’s Affiliates, respectively, are passed, and deliver a copy of each such resolutions to Hayao Parent:

a.	approving the execution, delivery and performance by GNC of the Transaction Documents to be entered into at the PRC Closing to which it is a party and the transactions contemplated thereunder; and

b.	approving the PRC Share Subscription and the transfer of PRC Business Assets and Liabilities.

IV.	HAYAO AND HAYAO PARENT’S OBLIGATIONS AT THE PRC CLOSING

A.	At or prior to the PRC Closing, Hayao and/or Hayao Parent, as applicable, shall:

1.	pay the PRC Subscription Price to GNC as provided in Section 2.3.

2.	deliver to GNC:

a.	a counterpart of the Transaction Documents to be entered into at the PRC Closing duly executed by Hayao and/or its Affiliates;

b.
a copy of a board resolution of Hayao Parent approving for subscription for the PRC Subscription Shares and the execution by Hayao Parent of the Transaction Documents to be entered into at the PRC Closing.